As filed with the Securities and Exchange Commission on February 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Alfred Nobel Drive

Hercules, California 94547

(510) 724-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy S. Ernst

Executive Vice President and General Counsel

Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

(510) 724-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Lane

Stewart L. McDowell

555 Mission Street, Suite 3000

San Francisco, California 94105

(415) 393-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

BIO-RAD LABORATORIES, INC.

Debt Securities

Class A Common Stock

Class B Common Stock

Preferred Stock

Warrants

Guarantees

Units

We or selling securityholders may, from time to time, offer and sell the debt securities, Class A common stock, Class B common stock, preferred stock, warrants, guarantees or units in any combination from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities, Class A common stock, Class B common stock, preferred stock, warrants, guarantees and units we may offer.

Each time we or a selling securityholder sells securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BIO.” Our Class B Common Stock is listed on the NYSE under the symbol “BIOb.”

Investing in our securities involves risks. See the “Risk Factors” on page 1 of this prospectus, and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 15, 2022.

Neither we nor any selling securityholder has authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

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BIO-RAD LABORATORIES, INC.

We are a multinational manufacturer and worldwide distributor of our own life science research and clinical diagnostics products. Bio-Rad manufactures and supplies the life science research, healthcare, analytical chemistry and other markets with a broad range of products and systems used to separate complex chemical and biological materials and to identify, analyze and purify their components. We have direct distribution channels in over 35 countries outside the United States through subsidiaries whose focus is sales, customer service and product distribution. In some locations outside and inside these 35 countries, sales efforts are supplemented by distributors and agents.

Bio-Rad operates in two industry segments designated as Life Science and Clinical Diagnostics. Our Life Science segment is at the forefront of discovery, creating advanced tools to answer complex biological questions. Our Clinical Diagnostics segment designs, manufactures, sells and supports test systems, informatics systems, test kits and specialized quality controls that serve clinical laboratories in the global diagnostics market.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us” or “our” mean Bio-Rad Laboratories, Inc. and our subsidiaries. Our principal executive offices are located at 1000 Alfred Nobel Drive, Hercules, California 94547 and our telephone number is (510) 724-7000.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we or selling securityholders may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer.

Each time we or any selling securityholder offers any of the securities described in this prospectus, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the securities we are then offering and the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus, the applicable prospectus supplement and in any related free writing prospectus that we authorize to be delivered to you, together with the documents we have incorporated by reference in this prospectus and the applicable prospectus supplement, in making your investment decision. You should also read and consider the information contained in the documents identified in “Available Information” in this prospectus.

FORWARD-LOOKING STATEMENTS

Other than statements of historical fact, statements made in this report include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding our future financial performance, operating results, plans and objectives, impact of the COVID-19 pandemic on Bio-Rad’s results and operations, and steps governments, universities, hospitals and private industry, including diagnostic laboratories, are taking or may take as a result of the pandemic. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. However, actual results may differ materially from those currently anticipated depending on a variety of risk factors including, but not limited to, the duration, severity and impact of the COVID-19 pandemic, global economic conditions, supply chain issues, our ability to develop and market new or improved products, our ability to compete effectively, foreign currency exchange fluctuations, reductions in government funding or capital spending of our customers, international legal and regulatory risks, product quality and liability issues, our ability to integrate acquired companies, products or technologies into our company successfully, changes in the healthcare industry, natural disasters and other catastrophic events beyond our control, and other risks and uncertainties identified under “Part I, Item 1A, Risk Factors” of our most recent Annual Report on Form 10-K or under “Part II, Item 1A, Risk Factors” of any Quarterly Report on Form 10-Q we have filed subsequent to our most recent Annual Report on Form 10-K. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports, proxy statements and other information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (http://www.sec.gov). Our filings with the Securities and Exchange Commission and other information about us may also be obtained from our web site at www.bio-rad.com, although the information on our web site does not constitute a part of this prospectus or the accompanying prospectus supplement, and we are not incorporating such information into this prospectus or the accompanying prospectus supplement.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities we may offer under this prospectus. As permitted by the Securities and Exchange Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to or incorporated by reference in the registration statement, each statement being qualified in all respects by that reference.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or in the accompanying prospectus supplement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until we have terminated the offering (including the portions of our annual proxy statement for our 2022 annual meeting of stockholders expressly incorporated in the Annual Report on Form 10-K described above, and excluding any documents or portions of documents which are deemed “furnished” and not filed with the Securities and Exchange Commission). Information included or incorporated by reference in this prospectus and the accompanying prospectus supplement shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the Securities and Exchange Commission modifies or replaces the information included or incorporated by reference in this prospectus or in the accompanying prospectus supplement.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus and the accompanying prospectus supplement. To receive a free copy of any of the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Bio-Rad Laboratories, Inc., Attention: Investor Relations, 1000 Alfred Nobel Drive, Hercules, California 94547 (telephone (510) 724-7000).

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF DEBT SECURITIES

We may issue from time to time, in one or more offerings, debt securities. We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus. The terms of the offering of debt securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our Class A Common Stock and Class B Common Stock is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”), the complete text of Bio-Rad’s Restated Certificate of Incorporation and Certificate of Amendment to Restated Certificate of Incorporation (together, the “certificate of incorporation”), filed as Exhibits 3.1 and 3.1.1, respectively, to

Bio-Rad’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the complete text of Bio-Rad’s Amended and Restated Bylaws (the “bylaws”), filed as Exhibit 3.2 to Bio-Rad’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. We encourage you to read the DGCL and our certificate of incorporation and bylaws carefully.

Class A and Class B Common Stock

General

Our certificate of incorporation authorizes 80,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and 20,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”). Except as set forth in the certificate of incorporation and summarized below, the shares of Class A and Class B Common Stock are identical in all respects and have equal rights and privileges.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Class A and Class B Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Declaration and payment of any dividend are subject to the discretion of the board of directors. The time and amount of dividends are dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the board of directors may consider relevant.

Dividends may be paid in cash or in shares of Class A or Class B Common Stock. Cash dividends may be paid to holders of Class A Common Stock without paying any cash dividend to holders of Class B Common Stock, but no cash dividend may be paid to holders of Class B Common Stock unless a cash dividend of at least an equal amount is paid to holders of Class A Common Stock. For any dividend in shares of Class A or Class B Common Stock, the same number of shares shall be paid in respect of each outstanding share of Class A or Class B Common Stock. If no shares of Class A Common Stock have been issued or are outstanding, a dividend of shares of Class A Common Stock may be paid to holders of Class B Common Stock. Otherwise, a dividend of shares of Class A Common Stock may be paid to holders of Class A Common Stock and a dividend of shares of Class B Common Stock may be paid to holders of Class B Common Stock.

Voting Rights

Holders of Class B Common Stock shall have exclusive voting power, except as may be provided to holders of any then outstanding preferred stock and except as follows:

•

With respect to the election of directors, the holders of Class A Common Stock voting as a separate class are entitled to elect 25% of the authorized number of members of the board of directors and, if such 25% is not a whole number, then the holders of Class A Common Stock are entitled to elect the nearest higher whole number of directors. The holders of Class B Common Stock voting as a separate class are entitled to elect the remaining directors.

•

The holders of Class A Common Stock are entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class A Common Stock. Similarly, the holders of Class B Common Stock are entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class B Common Stock. Any director may be removed for cause by the vote of the holders of Class A and Class B Common Stock voting as a single class, in which event the holders of Class A Common Stock shall have 1/10th vote per share and the holders of Class B Common Stock shall have one vote per share.

•

The holders of Class A Common Stock and the holders of Class B Common Stock are entitled to vote as separate classes on such other matters as may be required by law or the certificate of incorporation to be submitted to such holders voting as separate classes.

•

In all matters not specified above, the holders of Class A and Class B Common Stock shall vote together as a single class, in which event the holders of Class A Common Stock shall have 1/10th vote per share and the holders of Class B Common Stock shall have one vote per share.

•

Any vacancy in the office of a director elected by the holders of Class A Common Stock may be filled by a vote of such holders voting as a separate class, and any vacancy in the office of a director elected by the holders of Class B Common Stock may be filled by a vote of such holders voting as a separate class. In the absence of a stockholder vote, any vacancy may be filled by the remaining directors as provided in the bylaws.

•

If on the record date for any stockholder meeting at which directors are to be elected, the number of issued and outstanding shares of Class A Common Stock is less than 10% of the aggregate number of issued and outstanding shares of Class A and Class B Common Stock, the holders of Class A Common Stock will not have the rights to elect directors set forth above. In such case, all directors to be elected at such meeting will be elected by holders of Class A and Class B Common Stock voting as a single class, where the holders of Class A Common Stock shall have 1/10th vote per share and the holders of Class B Common Stock shall have one vote per share.

•	If no shares of Class B Common Stock are issued and outstanding, then the holders of Class A Common Stock shall have exclusive voting power on all matters.

Conversion

Each holder of record of Class B Common Stock may at any time or from time to time, in such holder’s sole discretion and at such holder’s option, convert any whole number or all of such holder’s shares of Class B Common Stock into fully paid and non-assessable shares of Class A Common Stock on a one-for-one basis, subject to adjustment as set forth in the certificate of incorporation. No fraction of a share of Class A Common Stock will be issued for any share of Class B Common Stock; however, Bio-Rad will pay in cash to such holder the pro rata fair market value of any such fraction.

Liquidation

In the event of Bio-Rad’s liquidation, dissolution or winding up, holders of Class A and Class B Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of Class A and Class B Common Stock have no preemptive, subscription, conversion (other than the conversion rights with respect to the Class B Common Stock described above) or other rights, and there are no redemption or sinking fund provisions applicable to our Class A and Class B Common Stock. The rights, preferences and privileges of the holders of Class A and Class B Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of Class A and Class B Common Stock are fully paid and non-assessable.

Preferred Stock

The board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. The board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A or Class B Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Bio-Rad and might adversely affect the market price of the Class A and/or Class B Common Stock and the voting and other rights of the holders of the Class A and Class B Common Stock.

Anti-Takeover Effects of Provisions

Some provisions of Delaware law and the certificate of incorporation and bylaws could make the following transactions difficult: acquisition by means of a tender offer; acquisition by means of a proxy contest or otherwise; or removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Bio-Rad, including transactions that might result in a premium over the market price for shares of Class A and/or Class B Common Stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control to first negotiate with Bio-Rad’s board of directors. We believe that the benefits of protection to Bio-Rad’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Bio-Rad outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

Section 203 of the DGCL prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our Class A and/or Class B Common Stock.

Dual Class Common Stock

As described above, our certificate of incorporation provides for a dual class common stock structure pursuant to which holders of our Class B Common Stock have the ability to control the outcome of most matters requiring stockholder approval, even if they own significantly less than a majority of the shares of the outstanding Class A and Class B Common Stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the company or its assets. As a result of the Schwartz family’s ownership of the Class A and Class B Common Stock, they are able to elect a majority of our directors, effect fundamental changes in our direction and control matters affecting us, including the determination of business opportunities that may be suitable for Bio-Rad. The Schwartz family may exercise its control over Bio-Rad according to interests that are different from other investors’ or debtors’ interests. In particular, this concentration of ownership and voting power may have the effect of delaying or preventing a change in control of Bio-Rad.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Bio-Rad. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Bio-Rad.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The bylaws sets forth advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Choice of Forum

The bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, the certificate of incorporation or bylaws; or any action asserting a claim against Bio-Rad that is governed by the internal affairs doctrine. Although the bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Limitations of Liability and Indemnification Matters

The certificate of incorporation and bylaws contain provisions that limit the liability of the directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, directors and officers are not personally liable to Bio-Rad or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the directors or officers duty of loyalty to Bio-Rad or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director or officer derived an improper personal benefit.

Each of the certificate of incorporation and bylaws provides that we are required to indemnify the directors and officers, in each case to the fullest extent permitted by Delaware law. The bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements to indemnify the directors, executive officers and other employees as determined by the board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Bio-Rad also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against the directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the directors and officers, even though an action, if successful, might benefit Bio-Rad and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is c/o Shareholder Services, 462 South 4th Street, Suite 1600, Louisville KY 40202.

Listing

Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BIO.” Our Class B Common Stock is listed on the NYSE under the symbol “BIOb.”

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, guarantees or units that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bio-Rad Laboratories, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered by the registration statement of which this prospectus is a part. Any statement of estimated expenses is used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Amount
Securities and Exchange Commission Registration Fee	$		*
Legal Fees and Expenses	$	*	*
Accounting Fees and Expenses	$	*	*
Printing Expenses	$	*	*
Miscellaneous	$	*	*

Total	$	*	*

*	Deferred in accordance with Rules 456(b) and 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

The Company has the power to indemnify its directors, officers and other persons against liability for certain acts pursuant to Section 145 of the DGCL and pursuant to the Company’s Bylaws and Restated Certificate of Incorporation, as amended.

Section 59 of the Company’s Amended and Restated Bylaws provides as follows:

(a) The corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law, as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) (a “proceeding”) by reason of the fact that he is or was a director or officer of the corporation or while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the such person to repay all amounts advanced if it should be ultimately determined that the such person is not entitled to be indemnified under this Section 59 or otherwise.

(b) To the extent, according to standards and in such manner as the Board of Directors may direct pursuant to and in accordance with applicable law in the particular case, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or while serving as an employee or agent of the corporation, is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plan, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

(c) The indemnification provided by this Section 59 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(d) The corporation, acting by its Board of Directors, shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plan, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 59. Nothing in this subsection (d) shall obligate the corporation to indemnify any person to any extent other than as provided in subsections (a), (b) and (c) of this Section 59.

Article 7 of the Company’s Restated Certification of Incorporation provides as follows:

A director of the corporation shall not be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 7 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of any provision of this Article 7 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

In addition, the Registrant maintains a standard form of directors’ and officers’ liability insurance policy. The Registrant has also entered into indemnification agreements with each of its directors that provide for indemnification of, and advancement of litigation and other expenses to, a director to the fullest extent permitted by law for claims relating to his or her service to the Registrant or its subsidiaries. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 16.	Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index hereto and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hercules, state of California, on February 15, 2022.

BIO-RAD LABORATORIES, INC.

By:	/s/ Norman Schwartz
Name:	Norman Schwartz
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Norman Schwartz and Ilan Daskal such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Norman Schwartz	Chairman of the Board, Chief Executive Officer and Director
(Norman Schwartz)
/s/ Ilan Daskal	Executive Vice President and Chief Financial Officer
(Ilan Daskal)

/s/ Ajit Ramalingam	Senior Vice President and Chief Accounting Officer
(Ajit Ramalingam)

Other Directors:

/s/ Jeffrey L. Edwards	Director
(Jeffrey L. Edwards)

/s/ Greg K. Hinkley	Director
(Greg K. Hinkley)

/s/ Melinda Litherland	Director
(Melinda Litherland)

/s/ Arnold A. Pinkston	Director
(Arnold A. Pinkston)

/s/ Alice N. Schwartz	Director
(Alice N. Schwartz)

EXHIBIT INDEX

Exhibit Number	Description of Document	Form	Date or Period	Exhibit	Filed Herewith	To be Filed by Amendment or by a Current Report on Form 8-K

3.1	Restated Certificate of Incorporation of the Registrant	10-K	Year ended December 31, 2010	3.1

3.1.1	Certificate of Amendment to Restated Certificate of Incorporation	10-K	Year ended December 31, 2010	3.1.1

3.2	Amended and Restated Bylaws of the Registrant	8-K	October 27, 2017	3.1

4.1	Form of Certificate of Designation of Preferred Stock					x

4.2	Form of Indenture	S-3 ASR			x

4.3	Form of Debt Security					x

4.4	Form of Warrant Agreement					x

4.5	Form of Guarantee					x

4.6	Form of Unit Agreement					x

5.1	Opinion of Gibson, Dunn & Crutcher LLP				x

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm				x

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

25.1	Statement of Eligibility of trustee under the Indenture.				x

107	Filing Fee Table				x